FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CALLON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                    (State of incorporation or organization)

                                   64-0844345
                      (I.R.S. Employer Identification No.)

                             200 North Canal Street
                           Natchez, Mississippi 39120
                        (Address of principal executive
                          offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------
Convertible Exchangeable Preferred Stock,         New York Stock Exchange
           $.01 par value

     Common Stock, $.01 par value                 New York Stock Exchange

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

________________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered

        The description of Convertible Exchangeable Preferred Stock, par value $0.01 per share, of the Registrant, is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form 8-A (Registration No. 0-25192) filed with the Securities and Exchange Commission ("SEC") on November 13, 1995, as amended on Form 8-A/A filed with the SEC on November 21, 1995, under the Securities Exchange Act of 1934, as amended, and is incorporated hereunder in full by reference.

        The description of the Company's Common Stock, $0.01 par value, is set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-B (Registration No. 0- 25192) filed with the SEC on October 3, 1994 under the Securities Exchange Act of 1934, as amended, and is incorporated hereunder in full by reference.

Item 2.    Exhibits

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   April 15, 1998             CALLON PETROLEUM COMPANY,
                                   a Delaware corporation


                                   By:     /s/  Fred L. Callon
                                   Name:   Fred L. Callon
                                   Title:  President and Chief Executive Officer
                                           of Callon Petroleum Company

                                      -3-